Exhibit 99.1

Perkins & Marie Callender's Inc.
6075 Poplar Avenue
Suite 800
Memphis, TN  38119

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Vivian H. Brooks
Phone:  508-347-2368

Perkins & Marie Callender’s Inc.
Reports Results for the Quarter Ended October 4, 2009

Memphis, TN, November 18, 2009 – Perkins & Marie Callender’s Inc. (together with its consolidated subsidiaries, the “Company”, “PMCI” or “we”) is reporting today the financial results for its quarter ended October 4, 2009.

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The Company’s EBITDA (as defined below) for the forty weeks ended October 4, 2009, was up $1.5 million over the comparable period in 2008 due principally to improved financial results at its Foxtail segment.  During the third quarter, EBITDA decreased by $0.9 million compared to the same quarter in 2008.

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Total revenues for the quarter declined 9.7% to $115.5 million compared to $127.9 million for the same period in 2008 primarily due to decreases in comparable sales at Company-operated Perkins and Marie Callender’s restaurants.

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Food cost for the quarter declined from 29.6% of food sales to 25.7% due primarily to lower commodity costs that impacted all segments and improved food cost controls at our Perkins and Marie Callender’s restaurants.

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Foxtail sales decreased by $3.5 million while segment income increased by $2.1 million during the third quarter of 2009 due to higher sales prices, lower commodity costs and operational improvements.  This increase is after elimination of a non-cash goodwill impairment charge of $1.7 million in 2008.

J. Trungale, President and Chief Executive Officer of Perkins & Marie Callender’s Inc., commented, “With the economy still struggling, the third quarter’s results at PMCI yielded no surprises.  We have remained consistent in our efforts to improve Foxtail and remain on track with that initiative.  We continue to drive the long term value message for both the Perkins and Marie Callender's brands without resorting to heavy discounting as many of our competitors have opted for.  And, finally, we are managing our costs efficiently across the board while continuing to focus on maintaining and improving the quality of our food and service to our guests."

Financial Results for the Third Quarter of 2009

Revenues in the third quarter of 2009 decreased 9.7% to $115.5 million from $127.9 million in the third quarter of 2008.  The decrease resulted from an $8.6 million decrease in sales in the restaurant segment, a $0.4 million decrease in the franchise segment and a $3.5 million decrease in the Foxtail segment.  Comparable sales for the quarter decreased by 7.5% at Company-operated Perkins restaurants and by 9.3% at Company-operated Marie Callender’s restaurants.

Food cost for the third quarter of 2009 decreased to 25.7% of food sales from 29.6% in the third quarter of 2008.  Restaurant segment food cost was down by 1.8% to 24.4% of food sales in the third quarter of 2009 due to lower commodity costs and improved store-level controls.  In the Foxtail segment, food cost decreased to 57.9% of food sales in the third quarter of 2009 from 66.7% in the third quarter of 2008 due to higher sales prices and lower commodity costs, particularly on eggs and dairy products.

Labor and benefits costs, as a percentage of total revenues, increased by 1.8% to 34.2% in the third quarter of 2009 compared to the third quarter of 2008.  A 1.7% increase in the restaurant segment resulted from the decline in comparable sales and higher medical insurance costs.  Labor and benefits costs in the Foxtail segment decreased by 1.5% of segment sales compared to the third quarter of 2008 due primarily to better scheduling and operational improvements in the current year.

Operating expenses for the third quarter of 2009 were $33.2 million, or 28.7% of total revenues, compared to $34.2 million, or 26.8% of total revenues, in the third quarter of 2008.  Restaurant segment operating expenses increased by 2.0% to 31.3% of restaurant sales in the third quarter of 2009 due primarily to higher advertising, maintenance and insurance costs and also due to the decrease in comparable sales relative to occupancy costs.  Operating expenses in the Foxtail segment, as a percentage of segment sales, decreased by 1.2% due primarily to lower repairs and maintenance, transportation and warehouse costs.

General and administrative expenses were 8.9% of total revenues, an increase of 0.6% from the third quarter of 2008, despite a $0.3 million decrease in general and administrative spending.  The increase as a percentage of revenues is primarily due to the decrease in total revenues relative to this largely fixed-cost category.

Depreciation and amortization was 4.8% and 4.5% of revenues in the third quarters of 2009 and 2008, respectively.

Interest, net was 8.9% of revenues in the third quarter of 2009, compared to 6.7% in the prior year’s third quarter.  The 220 basis point increase resulted mainly from an increase in the average effective interest rate on the Company’s debt to 11.6% following the refinancing in September 2008, as noted below.  The average effective rate was 9.8% during the third quarter of 2008.  Average debt outstanding was approximately $17.5 million higher during the third quarter of 2009 compared to the third quarter of 2008.

In the third quarter of 2008, we recorded a non-cash goodwill impairment charge of $20.2 million, comprised of $18.5 million to our franchise segment and $1.7 million to our Foxtail segment.

Also, on September 24, 2008, the Company issued $132.0 million of 14% senior secured notes and entered into a new $26.0 million revolving credit facility, in connection with the refinancing of its then existing $100.0 million term loan and $40.0 million revolver.  The pre-existing credit agreement terminated upon the consummation of the refinancing.  In connection with this transaction, we recognized a loss of $3.0 million, representing the write-off of previously deferred financing costs related to the terminated credit agreement.

Other, net increased to $0.4 million of income in 2009 compared to income of $27,000 in 2008.  The 2009 income primarily represents gains on invested deferred compensation assets and income from unredeemed gift cards.

Adjusted EBITDA

The Company defines adjusted EBITDA as net income or loss before income taxes or benefits, interest expense (net), depreciation and amortization, asset impairments and closed store expenses, pre-opening expenses, management fees and other income and expense items unrelated to operating performance.  The Company considers adjusted EBITDA to be an important measure of performance from core operations because adjusted EBITDA excludes various income and expense items that are not indicative of the Company’s operating performance.  The Company believes that adjusted EBITDA is useful to investors in evaluating the Company’s ability to incur and service debt, make capital expenditures and meet working capital requirements.  The Company also believes that adjusted EBITDA is useful to investors in evaluating the Company’s operating performance compared to that of other companies in the same industry, as the calculation of adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, all of which may vary from one company to another for reasons unrelated to overall operating performance.  The Company’s calculation of adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.  Adjusted EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles and accordingly should not be considered as an alternative to, or more meaningful than, earnings from operations, cash flows from operations or other traditional indications of a company’s operating performance or liquidity.  The following table provides a reconciliation of net loss to adjusted EBITDA:

	Third Quarter	Third Quarter	Year-to-Date	Year-to-Date
	Ended	Ended	Ended	Ended
(unaudited; in thousands)	October 4, 2009	October 5, 2008	October 4, 2009	October 5, 2008

Net loss attributable to PMCI	$(11,248)	(30,477)	(26,882)	(46,130)
Provision for income taxes	142	(1,260)	142	(938)
Interest, net	10,260	8,568	34,005	26,871
Depreciation and amortization	5,498	5,741	18,411	19,111
Asset impairments and closed store expenses	187	61	1,395	614
Goodwill impairment	-	20,202	-	20,202
Loss on extinguishment of debt	-	2,952	-	2,952
Pre-opening expenses	8	14	41	339
Management fees	919	838	2,856	2,764
Other items	-	-	(2,195)	529
Adjusted EBITDA	$5,766	6,639	27,773	26,314

About the Company

Perkins & Marie Callender’s Inc. operates two restaurant concepts:  (1) full-service family dining restaurants, which serve a wide variety of high quality, moderately-priced breakfast, lunch and dinner entrees, under the name Perkins Restaurant and Bakery, and (2) mid-priced, casual-dining restaurants specializing in the sale of pies and other bakery items under the name Marie Callender’s Restaurant and Bakery.  As of October 4, 2009, the Company owned and operated 163 Perkins restaurants and franchised 315 Perkins restaurants.  The Company also owned and operated 77 Marie Callender’s restaurants, two Callender’s Grill restaurants, an East Side Mario’s restaurant and 12 Marie Callender’s restaurants under partnership agreements.  Franchisees owned and operated 38 Marie Callender’s restaurants and one Marie Callender’s Grill.

Conference Call

Perkins & Marie Callender’s Inc. has scheduled a conference call for Wednesday, December 2, 2009, at 10:00 a.m. (CST) to review the third quarter 2009 earnings.  The dial-in number for the conference call is (866) 207-2203 and the access code number is 40539556.  A taped playback of this call will be available two hours following the call on Wednesday, December 2, 2009, through 11:00 p.m. (CST) on Wednesday, December 9, 2009.  The taped playback can be accessed by dialing (800) 642-1687 and by using access code number 40539556.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements, written, oral or otherwise made, may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative thereof or other variations thereon or comparable terminology.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections.  While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control.  These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Factors affecting these forward-looking statements include, among others, the following:

•	the current U.S. economic recession, consumer preferences and demographic patterns, either nationally or in particular regions in which we operate;
•	our substantial indebtedness;
•	our liquidity and capital resources;
•	competitive pressures and trends in the restaurant industry;
•	prevailing prices and availability of energy, raw materials, food, supplies and labor;
•	a failure to obtain timely deliveries from our suppliers or other supplier issues;
•	our ability to successfully implement our business strategy;
•	relationships with franchisees and financial health of franchisees;
•	legal proceedings and regulatory matters; and
•	our development and expansion plans.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included in this press release are made only as of the date hereof.  We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

PART I — FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS

PERKINS & MARIE CALLENDER’S INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands)

	Quarter	Quarter	Year-to-Date	Year-to-Date
	Ended	Ended	Ended	Ended
	October 4, 2009	October 5, 2008	October 4, 2009	October 5, 2008
REVENUES:
Food sales	$109,086	121,210	385,024	418,632
Franchise and other revenue	6,384	6,691	21,575	22,635
Total revenues	115,470	127,901	406,599	441,267
COSTS AND EXPENSES:
Cost of sales (excluding depreciation shown below):
Food cost	28,058	35,867	101,333	123,428
Labor and benefits	39,474	41,417	135,703	144,105
Operating expenses	33,183	34,240	110,956	115,361
General and administrative	10,313	10,612	34,531	35,727
Depreciation and amortization	5,498	5,741	18,411	19,111
Interest, net	10,260	8,568	34,005	26,871
Asset impairments and closed store expenses	187	61	1,395	614
Goodwill impairment	-	20,202	-	20,202
Loss on extinguishment of debt	-	2,952	-	2,952
Other, net	(392)	(27)	(3,069)	(117)
Total costs and expenses	126,581	159,633	433,265	488,254
Loss before income taxes	(11,111)	(31,732)	(26,666)	(46,987)
Benefit from (provision for) income taxes	(142)	1,260	(142)	938
Net loss	(11,253)	(30,472)	(26,808)	(46,049)
Less: net (loss) earnings attributable to
non-controlling interests	(5)	5	74	81
Net loss attributable to Perkins & Marie
Callender's Inc.	$(11,248)	(30,477)	(26,882)	(46,130)

PERKINS & MARIE CALLENDER’S INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par and share amounts)

	October 4,	December 28,
	2009	2008
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$3,525	4,613
Restricted cash	7,303	10,140
Receivables, less allowances for doubtful accounts of $806 and $954 in 2009 and 2008, respectively	17,390	21,386
Inventories	11,406	12,300
Prepaid expenses and other current assets	4,470	2,996
Total current assets	44,094	51,435
PROPERTY AND EQUIPMENT, net of accumulated depreciation and amortization of $137,817 and $125,951 in 2009 and 2008, respectively	79,966	93,500
INVESTMENT IN UNCONSOLIDATED PARTNERSHIP	23	48
GOODWILL	9,836	9,836
INTANGIBLE ASSETS	149,036	150,847
OTHER ASSETS	16,938	17,842
TOTAL ASSETS	$299,893	323,508

LIABILITIES AND DEFICIT
CURRENT LIABILITIES:
Accounts payable	$15,775	18,295
Accrued expenses	39,309	47,040
Franchise advertising contributions	5,510	5,316
Current maturities of long-term debt and capital lease obligations	499	382
Total current liabilities	61,093	71,033
LONG-TERM DEBT, less current maturities	327,478	316,534
CAPITAL LEASE OBLIGATIONS, less current maturities	11,169	13,715
DEFERRED RENT	16,549	15,343
OTHER LIABILITIES	20,306	17,741

DEFICIT:
Common stock, $.01 par value; 100,000 shares authorized;
10,820 issued and outstanding	1	1
Additional paid-in capital	150,870	149,851
Accumulated other comprehensive income (loss)	45	(4)
Accumulated deficit	(287,803)	(260,921)
Total PMCI stockholder's deficit	(136,887)	(111,073)
Noncontrolling interests	185	215
Total deficit	(136,702)	(110,858)
TOTAL LIABILITIES AND DEFICIT	$299,893	323,508

PERKINS & MARIE CALLENDER’S INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Year-to-Date	Year-to-Date
	Ended	Ended
	October 4, 2009	October 5, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(26,808)	(46,049)

Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	18,411	19,111
Asset impairments	571	987
Amortization of debt discount	1,184	291
Other non-cash income and expense items	(2,427)	(134)
Loss (gain) on disposition of assets	824	(373)
Goodwill impairment	-	20,202
Loss on extinguishment of debt	-	2,952
Equity in net loss of unconsolidated partnership	25	17
Net changes in operating assets and liabilities	3,383	(16,043)
Total adjustments	21,971	27,010
Net cash used in operating activities	(4,837)	(19,039)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,941)	(15,596)
Proceeds from sale of assets	494	515
Net cash used in investing activities	(5,447)	(15,081)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from terminated revolver	-	53,000
Repayment of terminated revolver	-	(73,000)
Proceeds from Revolver	26,501	8,604
Repayment of Revolver	(16,726)	-
Proceeds from Secured Notes, net of $7,537 discount	-	124,463
Repayment of term loan	-	(98,750)
Repayment of capital lease obligations	(318)	(330)
Repayment of other debt	(15)	(15)
Debt financing costs	(142)	(9,903)
Lessor financing of new restaurants	-	2,286
Distributions to noncontrolling interest holders	(104)	(258)
Capital contributions	-	12,500
Repurchase of equity ownership units in P&MC's Holding LLC	-	(277)
Net cash provided by financing activities	9,196	18,320

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,088)	(15,800)

CASH AND CASH EQUIVALENTS:
Balance, beginning of period	4,613	19,032
Balance, end of period	$3,525	3,232